PRESS RELEASE

Source:	BNC Bancorp

Contact:	W. Swope Montgomery, Jr.
President and CEO
336 869-9200

Subject:	New Chairman of the Board

THOMAS R. SLOAN REPLACES RETIRING CHAIRMAN W. GROOME FULTON AT BNC BANCORP

Since the bank was founded in 1991 Bank of North Carolina has had one Chairman of the Board, W. Groome Fulton, Jr.  “We have been blessed with great people since we founded the bank in 1991 but our leader has been Groome Fulton.  His even-handed guidance as an independent director has been instrumental to our success.  I am grateful for the support shown by the Board especially from Mr. Fulton,” stated W. Swope Montgomery, Jr., President and CEO.  Effective at the Board Meeting following the Annual Shareholders Meeting on May 19, Mr. Fulton, having reached the Board’s mandatory retirement age, retired from the Board.

At that same meeting the Board elected Mr. Thomas R. Sloan as the new Chairman of the Board effective immediately.  Mr. Sloan has served on the Board since BNC Bancorp acquired Greensboro, N.C. based SterlingSouth Bank & Trust Company in 2006.  Prior to that event, Mr. Sloan was an original incorporator of SterlingSouth and was serving as Board Chairman at the time of the acquisition.  Mr. Sloan spent most of his business career in ophthalmic manufacturing with Southern Optical Company, Inc. and its successor Essilor Laboratories of America, a division of Essilor International based in Paris, France.  Mr. Sloan is now retired from his business and serves on five private company boards and numerous non-profit boards.

BNC Bancorp is the parent Company of Bank of North Carolina, a $1.59 billion commercial bank that provides a complete line of banking and financial services to individuals and businesses through full-service banking offices located in the cities of Thomasville, High Point, Salisbury, Greensboro, Archdale, Lexington, Kernersville, Harrisburg, Welcome and Oak Ridge, North Carolina. In addition, the Bank operates limited service banking offices in Winston-Salem and Mooresville, North Carolina.  Bank of North Carolina is insured by the FDIC and is an equal housing lender. BNC Bancorp’s is current on its preferred dividend payments to the United States Treasury and its stock is quoted in the Nasdaq Capital Market under the symbol “BNCN.”

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CAUTION REGARDING FORWARD-LOOKING STATEMENTS

From time to time, we make written and oral forward-looking statements within the meaning of certain securities laws, including in this press release, in other filings with the U.S. Securities and Exchange Commission, in reports to shareholders and in other communications. These forward-looking statements include, among others, statements with respect to our objectives for 2009 and beyond, and the medium and long terms strategies to achieve those objectives, as well as statements with respect to our beliefs, plans, expectations, anticipations, estimates and intentions.

By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that predictions, forecasts, projections and other forward-looking statements will not be achieved. We caution readers not to place undue reliance on these statements as a number of important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements. These factors include, but are not limited to, the strength of the North Carolina economy and real estate markets in general and the strength of the local economies and real estate markets within North Carolina in which we conduct operations; the strength of the United States economy; the effects of changes in monetary and fiscal policy, including changes in interest rate policies of the Board of Governors of the Federal Reserve System in the United States; judicial decisions; the effects of competition in the markets in which we operate; inflation; the timely development and introduction of new products and services in receptive markets; the impact of changes in the laws and regulations regulating financial services (including banking, insurance and securities); changes in tax laws; technological changes; our ability to complete strategic acquisitions and to integrate acquisitions; judicial or regulatory proceedings; changes in consumer spending and saving habits; the possible impact on our businesses of international conflicts and other developments including those relating to the war on terrorism; and our anticipation of and success in managing the risks implicated by the foregoing.